UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 13, 2015 (May 12, 2015)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2015, National Oilwell Varco, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to its Credit Agreement, dated as of September 28, 2012, as amended on September 16, 2013, with Wells Fargo Bank, N.A., as Administrative Agent, the other agents named therein, and the lenders parties thereto (the “Credit Agreement”). Pursuant to the terms of Amendment No. 2, the parties have increased the aggregate commitments under the Credit Agreement from $3.5 billion to $4.5 billion. The purpose of the previous amendment was to amend certain notice and other similar provisions.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to the Credit Agreement, dated as of May 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	NATIONAL OILWELL VARCO, INC.

	By:	/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President

INDEX TO EXHIBITS

Exhibit No	Description

10.1	Amendment No. 2 to the Credit Agreement, dated as of May 12, 2015.

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